Exhibit 10.12

CARGO CONNECTION LOGISTICS CORP.

600 Bayview Avenue

Inwood, New York 11096

CARGO CONNECTION LOGISTICS HOLDING, INC.

600 Bayview Avenue

Inwood, New York 11096

June 2, 2008

Re:	Services Assignment

The parties acknowledge that John L. Udell (“Employee”) has provided certain services (the “Services”) to Cargo Connection Logistics Corp., a Delaware corporation (the “Cargo Corp.”), and wholly-owned subsidiary of Cargo Connection Logistics Holding, Inc., a Florida Corporation (the “Company”), valued at $142,629.15 as of the date hereof. The parties acknowledge that Employee has not been compensated by Cargo Corp. or by the Company for the Services.

This letter (the “Agreement”) will serve to confirm our agreement that as consideration for the continued services of Employee to the Company and Cargo Corp., Cargo Corp. hereby assigns to the Company, and the Company hereby agrees to assume from Cargo Corp. all of its obligations in connection with the Services provided by Employee, without releasing Cargo Corp. from liability therefor.

This Agreement constitutes the entire agreement and understanding of the parties hereto and no amendment, modification or waiver of any provision herein shall be effective unless in writing, executed by the party charged therewith.

If the foregoing accurately sets forth your understanding and agreement with respect to the assignment by Cargo Corp. to the Company and any and all obligations of the Company in connection with the services, please indicate such by signing where indicated below

CARGO CONNECTION LOGISTICS CORP.

		By:	/s/ Scott Goodman
Name: Scott Goodman
Title: Chief Executive Officer

Accepted and agreed as
of the date first set forth above:

CARGO CONNECTION LOGISTICS HOLDING, INC.

By:	/s/ Scott Goodman
Name: Scott Goodman
Title: Chief Executive Officer

/s/ John L. Udell
John L. Udell

80049112.6	1